UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2024

LAKE AREA CORN PROCESSORS, LLC
(Exact name of registrant as specified in its charter)

South Dakota	000-50254	46-0460790
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

46269 SD Highway 34	PO Box 100
Wentworth	SD	57075
(Address of principal executive offices)		(Zip Code)

(605)	483-2676
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 3.03 Material Modification to the Rights of Security Holders

On October 22, 2024, Lake Area Corn Processors, LLC ("LACP") held a special meeting of its members to vote on two (2) proposals (the "2024 Special Meeting") pursuant to the Definitive Proxy Statement filed with the Commission on August 28, 2024 (the "Definitive Proxy Statement"). The following proposals were presented at the Special Meeting for a vote by the members: (1) to approve the Fourth Amended and Restated Operating Agreement and (2) the reclassification of a portion of the Company's Units. As described under Item 5.07, both such proposals passed and the Board of Managers will be implementing the reclassification of the Company's Units on October 23, 2024.

The Class A Units held by the Company's Members owning 50,000 or more of the Class A Units are remaining as Class A Units with different voting rights than previously held; the Class A Units held by the Company's Members owning between 49,999 and 20,001 Class A Units have been reclassified into Class B Units; The Class A Units held by the Company's Members owning exactly 20,000 of the Company's Class A Units have been reclassified into Class C Units; and the Class A Units of the Company's Members holding less than 20,000 of our Class A Units have been reclassified into Class D Units.

The rights and preferences of the Class A Units, Class B Units, Class C Units and Class D Units are as described in the Definitive Proxy Statement and the Company's Fourth Amended and Restated Operating Agreement which will be entered into as of October 23, 2024 and which is attached hereto as Exhibit 99.1.

Item 5.07 Submission of Matters to a Vote of Security Holders

Results of 2024 Special Members' Meeting

    On October 22, 2024, Lake Area Corn Processors, LLC ("LACP") held a special meeting of its members to vote on two (2) proposals (the "2024 Special Meeting") pursuant to the Definitive Proxy Statement filed with the Commission on August 28, 2024 (the "Definitive Proxy Statement"). The following proposals were presented at the Special Meeting for a vote by the members: (1) to approve the Fourth Amended and Restated Operating Agreement and (2) the reclassification of a portion of the Company's Units.

Proposal 1 and Proposal 2 were conditioned on each other. Of the Company’s 1,064 members who were each entitled to one (1) vote at the 2024 Special Meeting, 856 members, or approximately 80.45% of members were present either in person or by proxy. As a result, a quorum was present to conduct business at the 2024 Special Meeting.

Proposal 1 and Proposal 2 were each approved by the members at the 2024 Special Meeting and the votes on each were as follows:

Proposal One (1): Approve the Fourth Amended and Restated Operating Agreement
To amend and restate the Third Amended and Restated Operating Agreement of Lake Area Corn Processors, LLC dated as of March 15, 2007, as amended (our "Existing Operating Agreement") to, among other things, change the voting rights of our Class A Units and to provide for three (3) new separate and distinct classes of units: Class B Units, Class C Units and Class D Units.

For	Against	Abstentions
685	150	21

Proposal Two (2): Reclassification of a Portion of the Company's Class A Units
To effect the reclassification of some of our current Class A Units into the newly created Class B, Class C or Class D for the purpose of discontinuing the registration of our current Class A Units under the Exchange Act. Class A Units held by holders of 50,000 or more of our Units will remain Class A Units; Class A Units held by holders of between 49,999 and 20,001 of our Units into Class B Units; Class A Units held by holders of 20,000 of our Units into Class C Units; and Class A Units held by holders of less than 20,000 of our Units into Class D Units.

For	Against	Abstentions
680	153	23

Approximately 80% of the members present, in person or by proxy, voted in favor of Proposal 1. Approximately 79.43% of the members present, in person or by proxy, voted in favor of Proposal 2. The Company intends to implement the reclassification of the Company's units on October 23, 2024.

No other matters were voted on at the 2024 Special Meeting.

Item 9.01 Financial Statements and Exhibits.

(a) None.

(b) None.

(c) None.

(d) Exhibits

Exhibit No.    Description

99.1    Fourth Amended and Restated Operating Agreement of Lake Area Corn Processors, LLC dated as of     October 23, 2024. +
104        The cover page from this report on Form 8-K formatted in Inline XBRL*
(+) Filed herewith.
(*) Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKE AREA CORN PROCESSORS, LLC

Date:	October 22, 2024	/s/ Robbi Buchholtz
Robbi Buchholtz, Chief Financial Officer